EXHIBIT 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 22, 2021, is made by Unrivaled Brands, Inc., a Nevada corporation (“Pledgor”), in favor of People’s California, LLC, a California limited liability company (“Lender”).

RECITALS

WHEREAS, Pledgor entered into that certain Membership Interest Purchase Agreement, dated as of August 15, 2021 (the “Primary MIPA”), by and among Pledgor, Lender, and People’s First Choice, LLC, a California limited liability company (“PFC”).

WHEREAS, Pledgor has entered or will enter into that certain Membership Interest Purchase Agreement, dated as of November 22, 2021 (the “Secondary MIPA”), by and among between Pledgor, Lender and the other parties thereto;

WHEREAS, concurrently with the execution of this Agreement, Pledgor (a) acquired eighty percent (80%) of the issued and outstanding membership interests of PFC, pursuant to the terms of the Primary MIPA, and (b) has acquired or agreed to acquire from Lender eighty percent (80%) of the issued and outstanding membership interests of each of People’s Corona, LLC, a California limited liability company (“People’s Corona”), People’s Riverside, LLC, a California limited liability company (“People’s Riverside”), Holistic Supplements, a California corporation (“Holistic”), and People’s Costa Mesa, LLC, a California limited liability company (“People’s Costa Mesa”) (each of PFC, People’s Corona, People’s Riverside, Holistic and People’s Costa Mesa, and any of their subsidiaries, an “Acquired Company” and, collectively, the “Acquired Companies”), and Lender has sold or agreed to sell to Pledgor such membership interests, pursuant to the terms of the Secondary MIPA;

WHEREAS, in connection with the Primary MIPA, Lender has made a loan to Pledgor evidenced by the Secured Promissory Note dated of even date herewith in the aggregate original principal amount of $30,568,623.67 (as the same may from time to time be amended, restated or otherwise modified, the “Note”); and

WHEREAS, in order to secure the Obligations (as defined below), Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor has agreed to enter into this Agreement for the benefit of the Lender.

Accordingly, the parties hereto agree as follows: Section 1. Definitions and Accounting Matters.

1.1 Definitions. Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Note, or as applicable, the Uniform Commercial Code (as defined below). In addition, as used herein:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Collateral” means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, if any, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

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“Lien” shall mean, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other encumbrance or restriction of any kind or other preferential arrangement having the practical effect of any of the foregoing, including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset.

“Obligations” means, collectively, (a) all of Pledgor’s indebtedness and other obligations now or hereafter incurred by Pledgor to Lender under the Note and the other Loan Documents, and includes the principal of and interest on the Loan until all of such obligations are satisfied, (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; and (c) all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the collection of the obligations described in subparts (a) and (b) above or the enforcement of Pledgor’s obligations under this Agreement, the Note or any other Loan Documents.

“Person” means natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities.

“Pledged Securities” means all of the shares of capital stock or other equity interest of each Acquired Company held by Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof. As of the date hereof, the existing Pledged Securities are listed on the attached Exhibit A.

“Pledgor” has the meaning set forth in the introductory paragraph hereof.

“Pledgor Organizational Documents” means the operating agreement and other organizational documents of the Pledgor.

“Revenue Payments” shall mean all revenue payments actually received by the Acquired Companies during an ongoing Event of Default.

“Transfer” has the meaning set forth in Section 4.5 hereof.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, then UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

Section 2. Pledge and Delivery of Collateral.

2.1 The Pledge and Collateral. As collateral security for the prompt payment and performance in full when due (whether at stated maturity by acceleration or otherwise) of the Obligations, Pledgor hereby grants to Lender a senior Lien on and a first-priority security interest in all of the Collateral, including (without limitation) all of Pledgor’s future Collateral, irrespective of any lack of knowledge by Lender of the creation or acquisition thereof.

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2.2 Delivery of the Collateral. During the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or its nominee any or all of the Collateral, to be held by Lender or such nominee as security for the Obligations until (i) sold in accordance with this Agreement and applicable law or (ii) the Obligations have otherwise been satisfied.

2.3 Reinstatement. The obligations of Pledgor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Pledgor in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 3. Representations and Warranties. Pledgor represents and warrants to Lender as of the date hereof that:

3.1 Existence. Pledgor (i) is a limited liability company organized under the State of Nevada, (ii) has all requisite power, has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is not insolvent, as defined in any applicable state or federal statute.

3.2 No Breach. None of the execution and delivery of this Agreement, the Note, the other Loan Documents, or the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will, conflict with or result in a breach of or require any consent (other than any consent that has been obtained) under the Pledgor Organizational Documents or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Pledgor is a party or by which Pledgor is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Lien arising under this Agreement) result in the creation or imposition of any Lien upon any of the revenues or assets of Pledgor pursuant to the terms of any such agreement or instrument.

3.3 Necessary Action. Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Note, the other Loan Documents; the execution, delivery and performance by Pledgor of this Agreement, the Note, the other Loan Documents have been duly authorized by all necessary action on its part; and this Agreement, the Note, the other Loan Documents have been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

3.4 Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (a) the execution, delivery or performance by Pledgor of this Agreement, the Note, the other Loan Documents, or for the validity or enforceability thereof, (b) the grant by Pledgor of the assignments and security interests granted hereby; or the pledge by Pledgor of the Collateral pursuant hereto, (c) the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) except for the filing of financing statements under the UCC or (d) the exercise by Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.

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Section 4. Covenants. Pledgor covenants and agrees that, until the payment and satisfaction in full of the Obligations:

4.1 Existence, etc. Pledgor shall preserve and maintain its existence and all of its material rights, privileges and franchises. Pledgor shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities. Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on them or on their income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings. Pledgor shall promptly provide Lender with written notice of correspondence from any governmental, regulatory or taxing authorities that Pledgor is in material violation of any law, rule or regulation with respect to the Collateral or the Acquired Companies and which would reasonably be expected to impact Pledgor’s compliance with its obligations hereunder.

4.2 Limitation on Sale and Liens. Pledgor shall not create or incur any Lien upon any of the Collateral except (i) the Liens created hereby; (ii) Liens existing as of or prior to the date hereof; and (iii) Liens that arise in connection with or as a result of the Closing (as defined in the Primary MIPA and the Secondary MIPA, as the case may be). Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Lender is not named as the sole secured party. Pledgor shall not transfer or create, incur or suffer to exist any Lien on the Collateral, other than the Lien created under this Agreement. Notwithstanding anything to the contrary contained herein, the Acquired Companies shall be permitted to sell, transfer, convey, or otherwise dispose of any inventory, including cannabis inventory, in the ordinary course of business of such Acquired Company, and any such sale, transfer, conveyance or disposal shall not be deemed a breach of, event of default under, or a violation of, any of the terms of this Agreement

4.3 Non-Petition. Pledgor agrees that it will not take any action to petition itself into bankruptcy or to enable any of the aforementioned to seek relief under any federal or state bankruptcy law.

4.4 Preservation of Collateral. Lender may, without Pledgor’s prior written consent, for the account and reasonable expense of Pledgor, pay any amount or do any act required of Pledgor hereunder or reasonably requested by Lender to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interests granted herein, and which Pledgor fails to do or pay within thirty (30) days of Lender’s reasonable request therefor, and any such undisputed payments shall be deemed an advance by Lender to Pledgor and shall be payable by Pledgor within thirty (30) days after written demand, together with interest thereon, at the rate of interest then applicable to the Obligations from the date expended by Lender until paid.

4.5 Pledged Securities. Pledgor shall not (a) vote or agree to issue certificates or other evidence of the Pledged Securities unless all such certificates or other evidence of the Pledged Securities have been delivered to Lender, together with undated transfer powers duly executed in blank by Pledgor or such other instruments of transfer as are acceptable to Lender, promptly after the issuance thereof, or (b) vote or agree to allow the Pledged Securities to become an uncertificated security under Article 8 of the Uniform Commercial Code as in effect in any applicable state from time to time unless, promptly after the Pledged Securities become uncertificated securities, the Pledgor provides to Lender a control agreement in form and substance satisfactory to Lender that perfects in favor of Lender a first-priority security interest in such uncertificated security.

4.6 Reserved.

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Section 5. Payments With Respect to the Collateral. During the continuance of an Event of Default, Lender shall collect, retain, control and distribute all Revenue Payments in such manner and priority as shall be determined by Lender and, in addition, may make any compromise or settlement deemed desirable by Lender with respect to, all or any of the Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of or release all or any of the Collateral, all without notice to or consent by Pledgor and without otherwise discharging or affecting the Obligations or the security interests granted herein except to the extent the Obligations are satisfied thereby. If during the continuance of an Event of Default Pledgor receives any Revenue Payments, Pledgor shall hold the same in trust for Lender, shall not commingle them with other funds of Pledgor and shall immediately deliver and pay over same to Lender all such payments and to become part of the Collateral for disposition pursuant to the terms of this Agreement.

Section 6. Further Assurances: Remedies. In furtherance of the grant of the security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Lender as follows:

6.1 Delivery and Other Perfection. Pledgor shall, upon written request by Lender, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that are legally necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest. Pledgor hereby irrevocably authorizes Lender to at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto relative to all or any part of the Collateral but only after first providing Pledgor with copies of any such financing statements and amendments. Pledgor also ratifies its authorization for Lender to file in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Pledgor shall reimburse Lender all its costs and expenses, including attorneys’ fees, related to Lender exercising its rights hereunder.

6.2 Pledged Collateral.

(a) Pledgor shall not and shall not have the right to directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting the Collateral or exercise any of the rights, options or interests of Pledgor as party, holder, Lender or beneficiary thereunder. Pledgor agrees that all rights to do any and all of the foregoing have been pledged to and, following an Event of Default, may be exercised by Lender, and Pledgor agrees, upon reasonable request from Lender, from time to time to (i) do any of the foregoing, (ii) join Lender in doing so, or (iii) confirm the right of Lender to do so and shall execute such instruments and undertake such actions as Lender may reasonably request in connection therewith. Unless Pledgor shall have provided prior written notice and received the written consent of Lender, Pledgor shall not make any election, compromise, adjustment or settlement in respect of any of the Collateral. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all of Pledgor’s rights under the Pledgor Organizational Documents to which it is a party (and in the ordinary course of business) for all purposes not inconsistent with any of the terms of this Agreement, the Note, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that Pledgor agrees that it will not take any action in any manner that is inconsistent with the terms of this Agreement, the Note, the other Loan Documents or any such other instrument or agreement. All dividends and distributions paid in respect of the Collateral shall be directed by Lender, in its sole and absolute discretion, to repay the Obligations. Lender shall execute and deliver to Pledgor or cause to be executed and delivered to Pledgor all such proxies, powers of attorney, distribution and other orders, and all such instruments, without representation, recourse or warranty, as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 6.2.

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(c) Anything to the contrary notwithstanding, (i) Pledgor shall remain liable under the Pledgor Organizational Documents to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Pledgor Organizational Documents, and (iii) Lender shall have no obligation or liability under the Pledgor Organizational Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder to the extent arising prior to Lender taking title to the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder. Pledgor covenants that until such time as the Obligations are fully satisfied, (i) Pledgor shall, at its own expense, take any and all actions necessary or desirable to preserve, protect and defend the security interest of the Lender in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing; (ii) Pledgor shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable except to the extent contested in good faith with appropriate reserves therefor on Pledgor’s books and records; (iii) and Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise create or permit to exist any lien or other encumbrance on or with respect to any of the Collateral, except for liens for taxes not yet due and payable.

6.3 Events of Default.

The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a) Pledgor’s failure to pay, when due, the Obligations set forth under the Note, provided that Pledgor shall be granted a forty-five (45) day period to cure such default following notice of such default from Lender to Pledgor, provided, however, that in no event shall an Event of Default be deemed to have occurred if Pledgor and/or its affiliates is withholding the unpaid amount(s) in connection with (a) a direct verifiable claim for indemnification that has been submitted for recovery under the indemnity provisions in the Primary MIPA, the Secondary MIPA and any of the other definitive transaction documents entered into by and between, among other parties, Pledgor and Lender (collectively, the “Transaction Documents”), or (b) a third party claim that has been filed (i.e., a formal proceeding has been initiated) and which could reasonably be expected to result in damages recoverable under the indemnity provisions in the Transaction Documents;

(b) Pledgor materially breaches any term or condition of this Agreement, the Note, or the other Loan Documents;

(c) any proceeding, action, petition or filing under Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect or any successor statute (the “Bankruptcy Code”), or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts affecting Pledgor, shall be filed by or against Pledgor, consented to or acquiesced in by Pledgor, or if Pledgor shall institute any proceeding with respect to the dissolution or liquidation of Pledgor, shall make an assignment for the benefit of creditors.

6.4 After Events of Default. During the period during which an Event of Default shall have occurred and be continuing:

(a) Pledgor may not distribute, transfer, or encumber any of the Collateral;

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(b) If an Event of Default under Section 6.3(a) hereof has occurred and continues for a period of at least forty-five (45) days, Lender (i) shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner of the Collateral, (ii) in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, and (iii) may, at its option, apply all or any part of the Collateral to the Obligations in such order and priority as shall be selected by Lender;

(c) If Pledgor has not cured such Event of Default within any cure period provided for herein but in no event later than sixty (60) days of receiving a written notice of default, Lender may, upon notice to Pledgor as required by applicable law of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and Lender or anyone else who may be the Lender, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice or right and equity being hereby expressly waived and released. Lender may, without publication but upon notice required by applicable law, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned; The proceeds of each collection, sale or other disposition under this Section 6.4 shall be applied in accordance with Section 6.5 hereof; and

(d) Lender shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty of payment of the Obligations before resorting to its rights and remedies against Pledgor or the Collateral hereunder. All rights and remedies of Lender shall be cumulative and not in the alternative.

6.5 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Lender under this Section 6, shall be applied by Lender:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Lender and the reasonable fees and expenses of their respective agents and counsel, and all reasonable expenses, and advances made or incurred by Lender in connection therewith;

Second, to the payment in full of the Obligations in such order as Lender may determine in its sole discretion; and

Finally, to the payment to Pledgor or to whomsoever may be lawfully entitled to receive any surplus then remaining.

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As used in this Section 6, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.

6.6 Attorney-in-Fact. During the continuance of any Event of Default, Lender is hereby appointed the attorney-in-fact of Pledgor solely for the purpose of carrying out the provisions of this Section 6 and taking any reasonable action which Lender reasonably deems necessary to accomplish the purposes hereof.

6.7 Enforcement Expenses. Except in connection with any indemnification claim made by Pledgor pursuant to the Transaction Documents (or in connection with any fraud or intentional misrepresentation in connection with the transactions contemplated thereunder) during an Event of Default, Pledgor agrees to pay the reasonable, documented, out-of-pocket expenses actually incurred by Lender that arise out of the enforcement of the provisions of this Section 6, or performance by Lender of any obligations of Pledgor in respect of the Collateral which Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Lender in respect thereof, by litigation or otherwise and all such expenses shall be Obligations to Lender secured under Section 2 hereof.

6.8 Termination. Upon the payment, performance in full, or reduction pursuant to the terms of the Note, this Agreement or the other Loan Documents of all Obligations, then this Agreement and the Note shall terminate, and Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral received in respect thereof, to or on the order of Pledgor and Lender will promptly deliver, a Pledgor’s sole cost, any UCC termination statements and any other releases and documentation necessary to evidence the same.

6.9 Indemnification. Pledgor agrees to indemnify and to hold the Lender harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys’ fees and disbursements and court costs) (“Losses”) arising out of third-party claims to the extent related to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loan or any of the Obligations, but excluding any Losses to the extent (i) attributable to any periods prior to the applicable Closing (as defined in the Primary MIPA and the Secondary MIPA, as the case may be) or (ii) any such Losses are indemnifiable by Lender under the Transaction Documents.

6.10 Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Note, the other Loan Documents or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Note, the other Loan Documents or any other agreement or instrument relating thereto; (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

6.11 Waivers. To the fullest extent permitted by law Pledgor hereby waives any defense that may arise by reason of: any failure of Lender to marshal any present or future collateral security (including but not limited to the Collateral) or to resort to such collateral security or other assurances of payment in any particular order. Pledgor acknowledges that each of the waivers set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences.

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Section 7. Miscellaneous.

7.1 No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

7.2 GOVERNING LAW, JURISDICTION. THIS AGREEMENT, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY CALIFORNIA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. ANY PROCEEDING TO ENFORCE AND/OR INTERPRET THIS AGREEMENT SHALL OCCUR IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA.

7.3 Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by (a) personal delivery, (b) facsimile transmission or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

If to Pledgor:

Unrivaled Brands, Inc.

Attn: Joe Segilia, General Counsel

3242 S. Halladay Street

Santa Ana, CA 92705

Email:

If to Lender:

People’s California, LLC

Attn: Bernard Steimann

3843 S. Bristol St., #614

Santa Ana, CA 92704

Email:

Either Pledgor or Lender may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 7.3. A Notice sent in compliance with the provisions of this Section 7.3 shall be deemed given on the date of receipt.

7.4 Waivers, Modifications, etc. The terms of this Agreement may be waived, altered, modified or amended only by an instrument in writing duly executed by Pledgor and Lender. Any such waiver, alteration, modification, amendment or waiver shall be binding upon Lender and Pledgor.

7.5 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of Pledgor and inure to the benefit of the successors and permitted assigns of Lender. Each representation and agreement made by Pledgor in this Agreement shall be deemed to run to, and each reference in this Agreement to Lender shall be deemed to refer to, Lender and each of its successors and assigns.

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7.6 Further Assurances. Pledgor and Lender agree that, at any time and from time to time, such parties shall execute and deliver such further documents and do such further acts and things as may be reasonably required in order to effect the purposes of this Agreement, the Note or the other Loan Documents, including, in the case of Lender, to execute and deliver any documentation required by any of Pledgor’s affiliates’ current or future lenders or creditors to clarify and confirm that the Collateral does not include any assets of Pledgor that are not specifically identified as “Collateral” herein which includes any of the assets of any of Pledgor’s affiliates or any of the assets of Pledgor not existing and owned by Pledgor as of the date of the Initial Closing (as defined in the MIPA).

7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.8 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.9 Assignment. Neither Lender nor Pledgor may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.10 Attorneys’ Fees and Costs. Pledgor agrees to pay to Lender on demand all actual out-of- pocket costs and expenses incurred by Lender in seeking to enforce any of Lender’s rights and remedies under this Agreement, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency or appeal.

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IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR: UNRIVALED BRANDS, INC. a Nevada corporation

By:
Name:	Francis Knuettel II
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

EXHIBIT A

PLEDGED SECURITIES

Name of Subsidiary	Jurisdiction of Subsidiary	Ownership Percentage
People’s First Choice, LLC	California	80%
People’s Corona, LLC	California	80%
People’s Riverside, LLC	California	80%
Holistic Supplements	California	80%
People’s Costa Mesa, LLC	California	80%

EXHIBIT A